Exhibit 15
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                                             August 6, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated August 4, 2004 on our review of interim financial information of Unit Corporation for the three and six month periods ended June 30, 2003 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004 is incorporated by reference in its registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166 and 333-39584) and Form S-3 (File No.'s
333-83551 and 333-99979).

Yours very truly,



PricewaterhouseCoopers LLP